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                                                                                                  Exhibit 11.1
                      NEOPROBE CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF NET LOSS PER SHARE


                                                      Three Months Ended               Nine Months Ended
                                                         September 30,                   September 30,
                                                     1995            1996            1995             1996
                                                  -----------     -----------     -----------     ------------
Net Loss                                          ($2,516,095)    ($6,227,065)    ($7,540,445)    ($14,175,882)

Weighted average number of shares outstanding:

Weighted average common shares
  outstanding beginning of period                  15,979,199      19,957,125      10,854,515       17,334,800

Weighted average common shares
issued during period                                   76,965          95,246       3,124,129        1,738,430
                                                  -----------     -----------     -----------     ------------

Weighted average number of shares
  outstanding used in computing
  primary net loss per share                       16,056,164      20,052,371      13,978,644       19,073,230
                                                  ===========     ===========     ===========     ============



Weighted average number of shares
  used in computing fully diluted
  net loss per share                               16,056,164      20,052,371      13,978,644       19,073,230
                                                  ===========     ===========     ===========     ============


Earnings (Net Loss) Per Share:
  Primary                                              ($0.16)         ($0.31)         ($0.54)          ($0.74)
                                                  ===========     ===========     ===========     ============


Fully diluted                                          ($0.16)         ($0.31)         ($0.54)          ($0.74)
                                                  ===========     ===========     ===========     ============
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